                                                                    Exhibit 4.11


                              SECOND AMENDMENT TO
                             AMENDED AND RESTATED
                        MULTICURRENCY CREDIT AGREEMENT
                        ------------- ------ ---------

     This SECOND AMENDMENT TO AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT (this "Second Amendment") is made and entered into as of March 20, 1998, by and among UNITED STATES FILTER CORPORATION, a Delaware corporation with its chief executive office at 40-004 Cook Street, Palm Desert, California 92211 (the "Borrower"), BANKBOSTON, N.A., f/k/a The First National Bank of Boston, a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 ("BKB"), DLJ CAPITAL FUNDING, INC. ("DLJ"), ABN AMRO BANK N.V. (f/k/a ABN Amro Bank N.V., Los Angeles International Branch), Banque Paribas ("Paribas"), THE BANK OF NEW YORK ("BNY"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, successor by merger to Bank of America Illinois ("BOA"), THE SUMITOMO BANK, LIMITED (LOS ANGELES BRANCH), FLEET BANK, N.A. ("Fleet"), NATIONSBANK, N.A. ("NationsBank"), THE INDUSTRIAL BANK OF JAPAN, LIMITED (LOS ANGELES AGENCY), BANQUE NATIONALE DE PARIS ("BNP"), DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCHES ("Deutsche Bank"), THE LONG-TERM CREDIT BANK OF JAPAN LTD. (LOS ANGELES AGENCY), UNION BANK OF CALIFORNIA, N.A. ("Union"), THE SANWA BANK LIMITED, LOS ANGELES BRANCH ("Sanwa"), BHF-BANK AKTIENGESELLSCHAFT, THE SAKURA BANK, LIMITED, CREDITO ITALIANO, THE FUJI BANK, LIMITED, WELLS FARGO BANK, NATIONAL ASSOCIATION, and any other financial institutions which become party to the Credit Agreement (defined below) in accordance with (S)22 thereof (each a "Lender" and, collectively, the "Lenders"), BKB as Managing Agent, DLJ as Documentation Agent, NATIONSBANK as Syndication Agent, BOA, DEUTSCHE BANK, and UNION as Co-Agents, and BNY, FLEET, PARIBAS, BNP, and SANWA as Lead Managers. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

     WHEREAS, the Borrower, the Lenders, and the Agents entered into an Amended and Restated Multicurrency Credit Agreement dated as of October 20, 1997 (as amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Lenders extended credit to the Borrower on the terms set forth therein;

     WHEREAS, the Borrower, the Lenders, and the Agents have agreed to amend the Credit Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Credit Agreement as follows:

     1.   Amendment to Definitions. Section 1.1 is hereby amended by adding the
          ------------------------
following definition in proper alphabetical order:

          Year 2000 Problem. The risk that computer applications used by the
          -----------------
          Borrower may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to, and any date after, December 31, 1999.

     2.   Amendment to (S)10.4 (Financial Statements, Certificates and
          ------------------------------------------------------------
Information). Section 10.4(b) is hereby amended by substituting "60" for "45"
------------
therein, and Section 10.4(d) is hereby amended by substituting the words "within 60 days of" for the words "promptly with."

     3.   Amendment to (S)9 (Representations and Warranties). Section 9 is
          --------------------------------------------------
hereby amended by adding the following (S)9.19 to the end thereof:

               (S)9.19 Year 2000 Problem. The Borrower is in the process of
                       -----------------
          reviewing the areas within its business and operations that could be adversely affected by, and is developing strategies to deal with, the Year 2000 Problem. Based on such review, the Borrower has formed the business judgment that the Year 2000 Problem will not have a material adverse effect on the business and operations of the Borrower.

     4.   Amendment to (S)11.1 (Restrictions on Indebtedness). Section 11.1(g)
          ---------------------------------------------------
is hereby amended by substituting "$150,000,000" for "$100,000,000" and by substituting "7%" for "5%" therein. Section 11.1 is further amended by adding the following subsection (h) to the end thereof:

               (h) to the extent not otherwise permitted under (S)11.1(g), Indebtedness of any Person acquired by the Borrower in a Permitted Acquisitions, provided that (i) after giving effect to such Permitted Acquisition, no Default or Event of Default shall then exist, (ii) such Indebtedness was in existence prior to such Permitted Acquisition and was not incurred in contemplation thereof, (iii) such Indebtedness is discharged no later than six months after consummation of the Permitted Acquisition, and (iv) at no time shall such

          Indebtedness, together with all Indebtedness permitted under
          (S)11.1(g), exceed 10% of Consolidated Tangible Assets.

     5.   Amendment to (S)11.2 (Restrictions on Liens). Section 11.2 is hereby
          --------------------------------------------
amended by adding the following subsection (i) to the end thereof:

               (i) Liens securing Indebtedness permitted by (S)11.1(h), provided that such liens encumber only the assets of such Person acquired by the Borrower in a Permitted Acquisition and provided further that such liens shall be discharged no later than six months after consummation of the Permitted Acquisition, and satisfactory evidence of such discharge shall be delivered to the Agent promptly thereafter.

     6.   Waiver. The Agents and the Lenders agree to waive, only for the
          ------
fiscal quarter ending December 31, 1997, any Default or Event of Default which occurred in such quarter due to noncompliance with (S)11.1(g) solely to the extent that such noncompliance resulting from the assumption of Indebtedness in an aggregate amount of $119,036,000 in connection with the Borrower's acquisitions of ownership interests in Memtec Limited and The Kinetics Group, Inc., as reflected in Schedule D to the Borrower's Compliance Certificate for the quarter ending December 31, 1997, provided that the Borrower is in full
                                      -------- ----
compliance with all other provisions of the Credit Agreement, and provided
                                                                  --------
further that the Borrower is in full compliance with (S)11.1 as amended hereby.
-------

     7.   No Event of Default. The Borrower represents and warrants to the
          -------------------
Agents and the Lenders that no Default or Event of Default has occurred and is continuing other than that expressly waived under (S)6 hereof.

     8.   Ratification, etc. Except as expressly amended hereby, the Credit
          ------------------
Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Second Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Second Amendment.

     9.   GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND
          -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS) AND SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH SUCH LAWS.

     10.  Counterparts. This Second Amendment may be executed in any number of
          ------------
counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.

     11.  Effectiveness. This Second Amendment shall become effective upon its
          -------------
execution and delivery by the Borrower and the Majority Lenders.


                            [Signature Pages Follow]

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Second Amendment under seal as of the date first set forth above.

THE BORROWER
------------

UNITED STATES FILTER
CORPORATION

By:  /s/ Kevin L. Spence
     ---------------------
     Kevin L. Spence
     Senior Vice President


THE LENDERS:
-----------

BANKBOSTON, N.A., f/k/a                      DLJ CAPITAL FUNDING, INC.,
The First National Bank of Boston,           individually and as
individually and as Managing Agent           Documentation Agent

By:                                          By:
     ---------------------                        ---------------------
     Lindsay W. McSweeney                         Name:
     Vice President                               Title:

ABN AMRO BANK N.V., LOS                      DEUTSCHE BANK AG, NEW
ANGELES INTERNATIONAL                        YORK AND/OR CAYMAN
BRANCH                                       ISLANDS BRANCHES,
                                             individually and as Co-Agent

By:                                          By:
     ---------------------                        ---------------------
     Name:                                        Name:
     Title:                                       Title:

By:                                          By:
     ---------------------                        ---------------------
     Name:                                        Name:
     Title:                                       Title:

THE BANK OF NEW YORK,                        BANK OF AMERICA
individually and as Lead Manager             NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION
                                             (successor by merger to
By:  /s/ Jonathan Rollins                    Bank of America Illinois),
     ------------------------                individually and as Co-Agent
     Jonathan Rollins
     Assistant Vice President                By:
                                                  ------------------------
                                                  Name:
                                                  Title:

THE SUMITOMO BANK, LIMITED                        FLEET BANK, N.A., individually
(LOS ANGELES BRANCH)                              and as Lead Manager

By:                                          By:
     ------------------------                     ------------------------
     Name:                                        Name:
     Title:                                       Title:

CREDITO ITALIANO                             BANQUE NATIONALE DE
                                             PARIS, individually and as Lead
                                             Manager

By:                                          By:
     ------------------------                     ------------------------
     Name:                                        Name:
     Title:                                       Title:

By:                                          By:
     ------------------------                     ------------------------
     Name:                                        Name:
     Title:                                       Title:


NATIONSBANK, N.A.,                           THE LONG-TERM CREDIT
individually and as Syndication Agent        BANK OF JAPAN LTD. (LOS
                                             ANGELES AGENCY)

By:                                          By:
     ------------------------                     ------------------------
     Name:                                        Name:
     Title:                                       Title:

UNION BANK OF                                THE SANWA BANK LIMITED,
CALIFORNIA, N.A.,                            LOS ANGELES BRANCH,
individually and as Co-Agent                 individually and as Lead Manager

By:  /s/ A. Pasha Moghaddam                  By:
     ------------------------                     ------------------------
Name:  A. Pasha Moghaddam                         Name:
Title:  V.P.                                      Title:

BANQUE PARIBAS,                              BHF-BANK
individually and as Lead Manager             AKTIENGESELLSCHAFT

By:                                          By:
     ------------------------                     ------------------------
     Name:                                        Name:
     Title:                                       Title:

By:                                          By:
     ------------------------                     ------------------------
     Name:                                        Name:
     Title:                                       Title:

THE SAKURA BANK, LIMITED                     THE INDUSTRIAL BANK OF
                                             JAPAN, LIMITED (LOS
                                             ANGELES AGENCY)

By:                                          By:
     ------------------------                     ------------------------
     Name:                                        Name:
     Title:                                       Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION       THE FUJI BANK, LIMITED

By:                                          By:
     ------------------------                     ------------------------
     Name:                                        Name:
     Title:                                       Title:

SUNTRUST BANK, CENTRAL
FLORIDA, N.A.

By:
     ------------------------
     Name:
     Title: